Exhibit 31.2

CERTIFICATION OF PRINCIPAL EXECUTIVE OFFICER PURSUANT TO RULE 13a-14(a)/15d-14(a) PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED

I, Christopher Micklas, certify that:

1.	I have reviewed this annual report on Form 10-K/A (Amendment No. 3) of Par Petroleum Corporation;

2.	Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

Date: July 2, 2014

/s/ Christopher Micklas
Christopher Micklas
Chief Financial Officer